UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2026

BUNKER HILL MINING CORP.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-150028	32-0196442
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1009 McKinley Avenue, Kellogg, Idaho 83837

(Address of Principal Executive Offices) (Zip Code)

(604) 417-7952

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
none

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 30, 2026, Bunker Hill Mining Corp. (the “Company”) drew US$5.0 million under its uncommitted demand revolving standby prepayment facility established pursuant to the Standby Prepayment Facility Agreement, dated as of June 5, 2025 (the “Facility”), by and among the Company, Silver Valley Metals Corp. (together with its successors and permitted assigns, “SV Borrower”), and Teck Metals Ltd. (the “Lender”). The proceeds from the drawdown will be used to support working capital requirements and ongoing operational activities as the Company advances toward full commercial production.

As previously disclosed in the Company Form 8-K as filed on June 11, 2025, the Facility permits revolving draws up to an aggregate maximum principal amount of US$10.0 million and is uncommitted and repayable on demand. The availability period ends on the earliest of (i) June 30, 2028, (ii) the date on which the project reaches 90% of nameplate capacity, and (iii) termination of the facility by the Lender, in each case subject to the terms and conditions therein. Amounts repaid may be reborrowed during the availability period, and each advance must be at least US$500,000. Amounts drawn bear interest at 13.5% per annum from their funding date to June 30, 2027, and a rate equal 15.0% per annum thereafter, subject to automatic increases. Interest is calculated on a 360-day year and capitalized quarterly in arrears. Upon an event of default, default interest accrues at the applicable rate plus 3.0% per annum.

The Company’s obligations under the Facility are secured by a first-ranking security interest over substantially all property and assets of the obligors, subject to permitted liens.

The foregoing description of the material terms of the Facility is qualified in its entirety by reference to the Standby Prepayment Facility Agreement, dated June 5, 2025, which was filed as Exhibit 10.34 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on June 27, 2025.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 1, 2026, the board of directors of the Company (the “Board”) approved and adopted the Amended and Restated Bylaws for the Company (the “Amended and Restated Bylaws”), which became effective immediately upon adoption. The Amended and Restated Bylaws supersede and replace the Company’s prior bylaws in full.

The Amended and Restated Bylaws amend the prior bylaws as follows:

Section 2.5 is added to the Amended and Restated Bylaws as a new section establishing notice procedures for stockholder proposals for business at the Company’s annual and special stockholder meetings. Under the new provisions, stockholders must submit a notice to the Board within the prescribed time periods and with the required information as set forth in Section 2.5.

In the case of an annual meeting, the notice must be received by the Board by the close of business on a date that is not less than ninety (90) days nor more than one hundred and twenty (120) days before the first anniversary of the date on which the Company held its annual meeting of stockholders in the immediately preceding year; and provided however, (A) in the case of an annual meeting of stockholders that is called for a date which is not within thirty (30) days before or after the first anniversary date of the annual meeting of stockholders in the immediately preceding year, or (B) in the event that the Company did not have an annual meeting of stockholders in the prior year, any such written notice of a proposal of a stockholder matter must be received by the Board by the close of business at the Company’s principal offices on a date that is not more than the later of sixty (60) days prior to the date of the annual meeting or ten (10) days after the date the Company shall have provided public announcement an annual meeting of stockholders will be held.

In the case of a special meeting of stockholders, any such written notice of a proposal of a stockholder matter must be received by the Board by the close of business at the Company’s principal offices on a date that is not more than the later of sixty (60) days prior to the date of the special meeting or ten (10) days after the date the Company shall have provided public announcement a special meeting of stockholders will be held.

Section 2.5 of the prior bylaws has been amended to become Section 2.6 of the Amended and Restated Bylaws and the notice procedures for nominating a person to stand for election as a director of the Company have been modified.

In the case of annual meeting, the bylaws originally provided that notice of a nomination must be given to the secretary of the Company not less than 30 nor more than 65 days prior to the anniversary of the date of the Company’s prior year annual meeting of the stockholders or in the event that the annual meeting is for a date that is less than 50 days after the date on which the Company first provided public notice of the meeting date than notice of nominations is due 10 days after the date of such public notice. The Amended and Restated Bylaws provide that by the close of business on a date that is not less than 60 nor more than 120 days prior to the anniversary of the date on which the Company held its annual meeting of stockholders in the immediately preceding year; and provided however, (A) in the case of an annual meeting of stockholders that is called for a date which is not within thirty (30) days before or after the first anniversary date of the annual meeting of stockholders in the immediately preceding year, or (B) in the event that the Company did not have an annual meeting of stockholders in the prior year, any such notice of a nomination must be received by the close of business at the Company’s principal offices on a date that is not more than the later of sixty (60) days prior to the date of the annual meeting or ten (10) days after the date the Company shall have provided public announcement an annual meeting of stockholders will be held.

In the case of the special meeting of stockholders, the prior bylaws originally provided that notice was due not later than the 15th day following public notice of the meeting date. The Amended and Restated Bylaws provide that notice must be received by the close of business on a date that is not more than the later of sixty (60) days prior to the date of the special meeting or ten (10) days after the date the Company shall have provided public of the meeting date.

New Section 2.6 was also amended to add in provisions regardign the universal proxy requirements under Rule 14a-19 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Section 2.6 also requires a nominating stockholder to provide specified information regarding the proposed nominee and the nominating stockholder, together with reasonable evidence of compliance with Rule 14a-19(a)(3), in advance of the applicable stockholder meeting.

Section 2.9 of the bylaws was amended to change the quorum requirements for meetings of the stockholders. The prior bylaws provided that two (2) stockholders, represented in person or by proxy, representing at least 5% of the issued stock entitled to vote at the meeting, constituted a quorum at a meeting of stockholders. The Amended and Restated Bylaws provide that stockholders, represented in person or by proxy, representing at least 33 1/3% of the issued stock entitled to vote at the meeting, shall constitute a quorum at a meeting of stockholders; provided, however, that where a separate vote by class or series or classes or series is required, at least 33 1/3% of the outstanding shares of such class or series or classes or series represented in person or by proxy shall constitute a quorum entitled to take action with respect to the vote on that matter.

Section 2.9 of the bylaws was amended to change the voting requirements for actions taken by stockholders at a meeting of the stockholders. The prior bylws provided that the affirmative vote of a majoroty of the shares represented at the meeting and entitled to vote on the subject matters shall be the act of the stockholders, unless the vote of a greater number of voting by classes is required by law or the Articles of Incorporation. The Amended and Restated Bylaws provide that, in the election of directors, a plurality of the votes present at the meeting shall elect a director. Any other action shall be authorized by a majority of the votes cast on the matter except where the Articles of Incorporation or the NRS prescribes a different percentage of votes and/or a different exercise of voting power. In determining the number of votes cast for or against a proposal or nominee, shares abstaining from voting on a matter will not be treated as a vote cast. A non-vote by a broker will be counted for purposes of determining a quorum but not for purposes of determining the number of votes cast on a matter determined to be non-routine under applicable law, rules and regulations.

Section 2.14 of the prior bylaws which provided for certain rights of dissent for certain stockholder matters beyond those set forth in the NRS was deleted in its entirety.

Certain other conforming and clarifying revisions were made to the prior bylaws which do not materially impact stockholder rights under the Amended and Restated Bylaws.

The foregoing description of the Amended and Restated Bylaws is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01 Regulation FD.

On July 31, 2026, the Company issued a press release discussing its draw from the Facility.

A copy of the press release is attached to this report as Exhibit 99.1. In accordance with General Instruction B.2 of Form 8-K, the information set forth herein and in the press release is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing. The information set forth in Item 7.01 of this report shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01 Exhibits.

Exhibit Number	Description
3.1	Amended and Restated Bylaws of Bunker Hill Mining Corp.
99.1	Press Release dated July 31, 2026
104	Cover Page Interactive Data File-the cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

In accordance with the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BUNKER HILL MINING CORP.

DATE: August 6, 2026	By:	/s/ Sam Ash
Sam Ash
President and Chief Executive Officer